Exhibit 10.1
                                                                    ------------




                         AGREEMENT OF PURCHASE AND SALE


                                     Between


                        ELEC COMMUNICATIONS CORP., SELLER


                                       And


                           BLUEGILL REALTY, LLC, BUYER









                                    Property
                              _____________________
                                 543 Main Street
                             New Rochelle, New York

                                TABLE OF CONTENTS
                                -----------------



                                                                            Page
                                                                            ----

1.   AGREEMENT TO PURCHASE AND SELL; DOWN PAYMENT............................1

2.   OTHER PROPERTY INCLUDED IN PURCHASE AND SALE............................1

3.   BUYER'S INSPECTION OF THE PROPERTY......................................2

4.   TITLE...................................................................3

5.   FINANCING CONTINGENCY...................................................3

6.   SPECIAL CONDITIONS......................................................3

7.   REPRESENTATIONS AND WARRANTIES..........................................3

8.   CONDITIONS TO CLOSING...................................................7

9.   CLOSING.................................................................8

10.  PRORATIONS; HOLDBACK....................................................9

11.  EXPENSES................................................................9

12.  RISK OF LOSS; CASUALTY AND EMINENT DOMAIN..............................10

13.  BROKER'S COMMISSIONS...................................................11

14.  MANAGEMENT OF THE PROPERTY.............................................11

15.  DEFAULTS...............................................................12

16.  NOTICES................................................................12

17.  ASSIGNMENT.............................................................13

18.  ESCROW.................................................................13

19.  GENERAL PROVISIONS.....................................................16


EXHIBITS
"A"       -    Legal Description of the Real Property
"B"       -    Intentionally Deleted
"C"       -    Permitted Exceptions

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------


     THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") made as of the 2nd day of June, 2003, between eLEC Communications Corp., a New York corporation having an address at 543 Main Street, New Rochelle, New York 10801 ("Seller"), and Bluegill Realty, LLC, a New York limited liability company, having an office at 250 West 30th Street, New York, NY 10001 ("Buyer").



     1. Agreement to Purchase and Sell; Down Payment.
        --------------------------------------------

        1.1 Agreement to Purchase and Sell. Subject to and upon the terms and
            ------------------------------
conditions contained in this Agreement, Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller the real property described on Exhibit A attached hereto, together with all buildings and improvements thereon
---------
(the "Building"; the Building and the real property are, collectively, the "Property"). For purposes of this Agreement, the improvements included under the terms of this Agreement shall not include any server room air conditioners or other equipment which Seller is permitted to remove from the Building prior to Closing under the terms of Subsection 8.1.1 below. The total purchase price for the Property under the terms and conditions of this Agreement shall be Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00) (the "Purchase Price").

     1.2 Down Payment; Payment of Purchase Price. Contemporaneously with the
         ----------------------------------------
execution and delivery of this Agreement, Buyer has paid a good faith deposit in the amount of One Hundred Eight-Five Thousand and 00/100 Dollars ($185,000.00) (together with the accrued interest the "Down Payment") to Buyer's attorney, Anderson & Rottenberg, P.C. (the "Escrow Agent"), in its capacity as escrow agent. The Down Payment constitutes a deposit to be applied, subject to the provisions of this Agreement, toward the payment of the Purchase Price. Notwithstanding the foregoing, in the event Buyer terminates this Agreement pursuant to the terms hereof, the Down Payment and all interest earned thereon shall be returned to Buyer. The Down Payment shall be invested by the Escrow Agent in an interest-bearing account and all interest earned on the Down Payment shall be paid to the party entitled to received the Down Payment. Buyer shall pay Seller by wire transfer of federal funds at the Closing (hereinafter defined) an amount (the "Closing Payment") equal to (i) the Purchase Price, (ii) plus or minus net prorations provided for in this Agreement, and (iii) minus the Down Payment (excluding any interest earned thereon). The Down Payment, less the Holdback Payment, if applicable, shall be disbursed by the Escrow Agent in accordance with the provisions of Article 18 of this Agreement.

     2. OTHER PROPERTY INCLUDED IN PURCHASE AND SALE.
        --------------------------------------------

     In addition to the Property, all right, title and interest of Seller, if any, in and to the following, to the extent that the same apply to the Property and are transferable or assignable, shall be included within the term "Property" and shall be transferred from Seller to Buyer at Closing:

        2.1 all easements, rights of way, privileges, licenses, appurtenances and other rights and benefits running with the Property; and

        2.2 all consents, authorizations, variances, licenses, permits and certificates of occupancy (collectively, the "Permits"), issued by any governmental authority with respect to the Property.



     3. BUYER'S INSPECTION OF THE PROPERTY.
        ----------------------------------

        3.1 Inspection and Examination. During the period extending to and
            --------------------------
including the date that is sixty (60) days after the date hereof (the "Due Diligence Period"), Buyer and Buyer's agents will be given the right to perform nondestructive physical tests (except that Buyer may perform minor intrusive testing to determine the presence of asbestos-containing materials), provided that all damage resulting therefrom is promptly repaired by Buyer at its sole expense and (ii) conduct any and all necessary engineering, environmental and other inspections at the Property including test borings to the concrete slab of the Building and examine and evaluate all relevant agreements and documents within the possession of Seller or subject to its control, as Buyer may reasonably request, provided that all damage resulting therefrom is promptly repaired by Buyer at its sole expense. No soil and/or ground water sampling shall be performed unless and until the location, scope and methodology of such sampling and the environmental consultant selected by Buyer to perform such sampling have all been approved by Seller, which approval shall not be unreasonably withheld or delayed. Prior to conducting such sampling, Buyer shall have a utility mark-out performed for the Property. Seller acknowledges that Buyer shall have the right to perform testing of any underground or above ground storage tanks on or beneath the Property, and, if necessary, perform soil sampling of adjoining areas in connection therewith. With respect to Buyer's right to inspect the Property, Buyer agrees that (i) Seller shall receive not less than forty-eight (48) hours prior notice of each inspection, (ii) each inspection shall be performed during normal business hours or at such other times as Seller and Buyer shall mutually agree and (iii) Buyer and Buyer's agents shall use all reasonable efforts to minimize any disruption to the tenants, guests, employees, occupants of the Property and the operation thereof. Buyer or Buyer's agents shall not perform any such inspection or examination unless accompanied by Seller or its designee. Buyer's repair obligation set forth in the first sentence of this Section shall survive the termination of this Agreement.

        3.2 Right of Termination; Extension of Due Diligence Period. Except as
            -------------------------------------------------------
otherwise provided herein, Buyer's obligations under this Agreement shall be contingent, only during the Due Diligence Period, upon Buyer being satisfied in its sole discretion with the results of its investigation and evaluation of the Property (the "Due Diligence Condition") and the Special Conditions set forth in
Article 6 hereof. Not later than five (5) business days prior to the expiration of the Due Diligence Period, Buyer shall deliver a Notice to Seller that (i) Buyer is not satisfied with the Due Diligence Condition and/or the Special Conditions and Buyer has elected to terminate this Agreement (a "Termination Notice"); or (ii) Buyer has elected to extend the Due Diligence Period for a single thirty (30) day period to conduct further investigations and/or satisfy the Special Conditions set forth in Article 6 (the "Extension Notice"); provided however, that Buyer's right to deliver the one-time Extension Notice is subject to the Extension Fee (as hereinafter defined) held by the Escrow Agent as part of the Down payment being deemed earned by Seller and non-refundable (provided Seller is not in default under this Agreement). For the purposes hereof, the "Extension Fee" shall be the sum of $18,000. If Buyer delivers the Termination Notice to Seller prior to the expiration of the Due Diligence Period, the Down Payment and all interest earned thereon shall be promptly returned to Buyer, less the Extension Fee which shall be returned to Seller, and the parties hereto shall be released from all further obligations and liabilities hereunder, except with respect to the covenants and indemnities which survive the termination of this Agreement. In the event that Buyer does not deliver the Extension Notice or the Termination Notice to Seller prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived the Special Conditions and the Due Diligence Condition and Buyer's right to terminate this Agreement pursuant to this Section 3.2, Article 5 and
Article 6, and this Agreement shall continue in effect subject to the other provisions hereof. In the event Buyer has delivered the Extension Notice, the Due Diligence Period shall be extended for a period of thirty (30) days to conduct further investigations and/or attempt to fulfill the Special Conditions and Buyer shall have the right to deliver a Termination Notice) not later than five (5) business days prior to the expiration of the such extended Due Diligence Period.

        3.3 Inspection Indemnity. Notwithstanding anything to the contrary
            --------------------
contained in this Agreement, any investigation or examination of the Property, or materials provided by Seller with respect to the Property performed by Buyer or Buyer's agents prior to the Closing shall be performed at the sole risk and expense of Buyer, and Buyer shall be solely responsible for the acts or omissions of any of Buyer's agents brought on, or to, the Property by Buyer. In addition, Buyer shall defend, indemnify and hold Seller harmless from and against all loss, expense (including, but not limited to, reasonable attorneys' fees and court costs arising from the enforcement of this indemnity), damage and liability resulting from claims for personal injury, wrongful death or property damage against Seller or any of the Property arising from or as a result of, any act or omission of Buyer and Buyer's agents in connection with any inspection or examination of the Property or the books and records with respect thereto by Buyer or Buyer's agents. The provisions of this Section 3.3 shall survive the Closing or the earlier termination of this Agreement.

        3.4 Condition. As a material inducement to Seller to execute this
            ---------
Agreement, Buyers acknowledges, represents and warrants that, upon the satisfaction or waiver of the Due Diligence Condition and the Special Conditions, (i) Buyer will have fully examined and inspected the Property, including the construction, renovation, operation and leasing of the Property, together with the review materials and such other documents and materials with respect to the Property which Buyer deems necessary or appropriate in connection with its investigation and examination of the Property, (ii) Buyer will have accepted and will be fully satisfied in all respects with the foregoing and with the physical condition, value, presence/absence of hazardous or toxic materials, financing status, use, leasing, operation, tax status, income and expenses of the Property, (iii) the Property will be purchased by Buyer "AS IS" and "WHERE IS" and with all faults and, upon Closing, Buyer shall assume responsibility for the physical and environmental condition of the Property and (iv) Buyer will have decided to purchase the Property solely on the basis of its own independent investigation. Except as expressly set forth herein or in any document executed by Seller and delivered to Buyer at Closing ("Seller's Documents") Seller has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, value, presence/absence of hazardous or toxic materials, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the Property, and Buyer acknowledges that no such representation or warranty has been made and that in entering into this Agreement it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in Seller's Documents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN SELLER'S DOCUMENTS, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. Seller shall not be liable for or bound by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person unless the same are specifically set forth in this Agreement or in Seller's Documents. The provisions of this Section 3.4 shall survive the Closing.

        3.5 Vacate Notice. Prior to the expiration of the Due Diligence Period,
            -------------
Buyer shall have the right to deliver a 60-day notice to Seller (the "Vacate Notice), requiring that Seller vacate the Property and place the Property in the condition required at the Closing (as set forth in Subsection 8.1.1 below) within 60 days thereafter. Buyer's delivery of the Vacate Notice shall be deemed waiver by Buyer to terminate this Agreement pursuant to Section 3.2, Article 6 and the financing contingency set forth in Article 5 hereof.



     4. Title.
        -----

        4.1 Title. Buyer shall cause a nationally recognized title insurance
            -----
company (the "Title Company") to issue to Buyer (with a copy to Seller), within thirty (30) days after the date hereof, a title insurance commitment for the Property (the "Title Commitment"). The title insurance policy to be issued at the Closing by the Title Company pursuant to the Title Commitment (the "Title Policy") shall be a standard form of owner's ALTA policy insuring Buyer's fee simple interest in the Property. Seller shall cause the Title Policy to be issued to Buyer subject only to the Permitted Exceptions (hereinafter defined) and free and clear of all standard or general exceptions contained in the Title Commitment which the Title Company is permitted by applicable law to remove or modify upon delivery of the Survey (hereinafter defined) and standard title affidavits from Seller.

        4.2 Survey. Buyer may obtain a current "as-built" survey of the Building
            ------
situated on the Property (the "Survey") (with a copy to Seller) after the date hereof certified to Buyer, the Title Company and any other party required by Buyer.

        4.3 Title Defects. Buyer shall give Notice to Seller (the "Defects
            -------------
Notice") of any claim, lien or exception materially and adversely affecting title to the Property and which Buyer is not willing to waive (a "Defect"). Seller shall have the right, but not the obligation, to cure any Defect within fifteen (15) days after its receipt of the Defects Notice, or in the case of any Defect which cannot with due diligence be cured within such 15-day period, such later date by which such Defect can reasonably be cured, provided that Seller commences to cure such Defect within such 15-day period and thereafter continues diligently and in good faith to cure the Defect. The Closing shall be extended, if necessary, in order to permit the cure described above, but in no event shall the date of the Closing be extended for more than sixty (60) days. In the event that Seller elects not to cure any such Defect, Seller shall notify Buyer of such election within five (5) business days after its receipt of the Defects Notice. If Seller elects not to cure any Defect as set forth above or, if by the expiration of the cure period provided for above, Seller has failed to cure all Defects, Buyer may, at its option, either (i) proceed to close subject to any such Defects, with no offset against, or reduction in, the Purchase Price or
(ii) terminate this Agreement by written notice given to Seller within five (5) business days after the expiration of the cure period or Seller's notice of election not to cure any Defect, as the case may be. In the event this Agreement is so terminated by Buyer, the Down payment shall be delivered to Buyer and the parties shall be released from all further obligations and liabilities hereunder, except with respect to the covenants and indemnities which expressly survive the Closing or termination of this Agreement. Notwithstanding anything to the contrary contained in this Section 4.3, in the event that any Defect(s) is a mechanic's or materialmen's lien or other encumbrance securing the payment in the aggregate of a readily ascertainable sum of money of up to $30,000, Seller shall satisfy such Defect(s) of record or, as an alternative to causing such Defect(s) to be satisfied of record and provided that the Title Company agrees to omit such Defect(s) from the Title Policy by (i) bond or cause to be bonded such Defect(s); (ii) delivering or cause to be delivered to Buyer or the Title Company, on the date of the Closing, instruments in recordable form and sufficient to satisfy such Defect(s) of record, together with the appropriate recording or filing costs; (iii) depositing or cause to be deposited with the Title Company sufficient monies, acceptable to and reasonably requested by the Title Company, to assure the obtaining and recording of a satisfaction of the Defect(s); or (iv) otherwise cause the Title Company to omit such Defect(s) from the Title Policy.

     4.4 Permitted Title Exceptions. All items set forth in the Exhibit C
         --------------------------                             ---------
annexed hereto and made a part hereof shall be deemed "Permitted Exceptions".



     5. FINANCING CONTINGENCY.
        ---------------------

     5.1 Mortgage Commitment Contingency. (a) In addition to the satisfaction of
         -------------------------------
the Due Diligence Condition and the Special Conditions, the obligation of Buyer to purchase under this Agreement is conditioned upon issuance, on or before 60 days after the date hereof, subject to an extension for any extension of the Due Diligence Period (the "Commitment Date"), of a written commitment from an Institutional Lender pursuant to which such Institutional Lender agrees to make a first mortgage acquisition and development loan to Buyer, at Buyer's sole cost and expense, at the prevailing fixed or adjustable rate of interest and on other customary commitment terms for similar transactions (the "Commitment"). A commitment conditioned on the Institutional Lender's approval of an appraisal shall not be deemed a "Commitment" hereunder until an appraisal is approved (and if that does not occur before the Commitment Date, Buyer may cancel this Agreement unless the Commitment Date is extended).

     5.2 Buyer shall (i) make prompt application to one or, at Buyer's election, more than one Institutional Lender for such mortgage loan, (ii) pay all fees, points and charges required in connection with such application and loan, (iii) pursue such application with diligence, and (iv) cooperate in good faith with such Institutional Lender(s) to obtain a Commitment. Buyer shall accept a Commitment meeting the terms set forth above and shall comply with all requirements of such Commitment (or any other commitment accepted by Buyer). Buyer shall furnish Seller with a copy of the Commitment promptly after receipt thereof.

     5.3 If all Institutional Lenders to whom applications were made deny such applications in writing prior to the Commitment Date, Buyer may cancel this Agreement.

     5.4 If no Commitment is issued by the Institutional Lender on or before the Commitment Date, then, unless Buyer has accepted a written commitment from an Institutional Lender that does not conform to the terms set forth herein, Buyer may cancel this Agreement by giving Notice to Seller within 5 business days after the Commitment Date.

     5.5 If this Agreement is canceled by Buyer neither party shall thereafter have any further rights against, or obligations or liabilities to, the other by reason of this Agreement, except that the Down Payment shall be promptly refunded to Buyer.

     5.6 If Buyer fails to give timely notice of cancellation or if Buyer accepts a written commitment from an Institutional Lender that does not conform to the terms set forth in herein, then Buyer shall be deemed to have waived Buyer's right to cancel this Agreement and to receive a refund of the Down Payment by reason of the financing contingency.

     5.7 The attorneys for the parties are hereby authorized to give and receive on behalf of their clients all Notices and deliveries under this Section.

     5.8 For purposes of this Agreement, the term "Institutional Lender" shall mean any bank, savings bank, private banker, trust company, savings and loan association, credit union or similar banking institution whether organized under the laws of this state, the United States or any other state; foreign banking corporation licensed by the Superintendent of Banks of New York or regulated by the Comptroller of the Currency to transact business in New York State; insurance company duly organized or licensed to do business in New York State; mortgage banker licensed pursuant to Article 12-D of the Banking Law; and any instrumentality created by the United States or any state with the power to make mortgage loans.

     6. Special Conditions. Buyer contemplates acquiring the Property for the
        -------------------
construction and development of a 7-story multi-family housing project containing ground floor retail space and six floors of residential space comprising not less than 96,000 gross square feet in the aggregate, together with parking and other appurtenant facilities. Seller acknowledges that the Property may be of no use to Buyer unless certain conditions precedent to such use exists, but nothing in this Agreement, by implication or otherwise, shall be interpreted to require Buyer to construct or operate any improvement on the Property. Buyer's obligation to close the transaction contemplated herein shall be conditioned upon Buyer satisfying itself within the Due Diligence Period that the following contingencies (collectively, the "Special Conditions") are met:

        6.1 The construction of the improvements contemplated by Buyer will not require extraordinary, excessive, or unusually costly construction techniques, and drainage of both surface and subsurface water can be accomplished by ordinary construction techniques not involving unusual or excessive costs.

        6.2 All utilities, including electricity, telephone, gas, water (fire and domestic), storm and sanitary sewer, are, or will be at the time of Closing, available on site or on the Property's side of abutting streets of size and capacity sufficient to serve the contemplated uses.

        6.3 Buyer shall be satisfied with the Due Diligence Conditions.

        6.4 Buyer shall have received all necessary governmental approvals for the site plan for the use and development of the Property (the "Final Site Plan"), including the granting of any variances or rezoning of the Property and parking requirements, acceptable to Buyer in Buyer's sole and absolute discretion, and all time periods for appeal of such approvals have expired without contest.

        6.5 If, in addition to approval of the Final Site Plan, the Property must be platted, a plat map acceptable to Buyer, in Buyer's sole and absolute discretion has received all necessary approvals, (the "Plat Plan"). The plat plan shall not be acceptable to Buyer if it (or any municipal ordinance enacted in conjunction with the approval of it) contains any conditions to, or reservation of, approvals necessary for the issuance of building permits or a certificate of occupancy, other than compliance with applicable building codes.

        6.6 All permits, licenses and other governmental and quasi-governmental authorizations (exclusive of building permits) required or deemed necessary by Buyer for the development of the Property in accordance with the Final Site Plan have been issued and are outstanding, (ii) shall not be subject to any conditions other than the closing of the transaction contemplated by this Agreement and the obtaining of building permits, and (iii) the time periods for appeal of issuance of such permits, licenses and other authorizations shall have expired without contest (collectively, the "Approvals").

        6.7 The City of New Rochelle industrial development authority (or similar governmental agency(ies) or authorities providing benefits to promote housing and economic development) shall have issued its Approvals for the exemption of the Property from the payment of sales taxes in connection with the costs of development and an exemption from the payment of mortgage recording tax in connection with any acquisition and construction financing.

     If any of the special conditions set forth in this Article 6 have not been obtained to the satisfaction of Buyer, in its sole and absolute discretion, then Buyer may, at its sole option, terminate this Agreement by giving written notice to Seller at any time on or before the expiration of the Due Diligence Period, as same may be extended. Upon such termination, both parties shall be released from all duties and obligations under this Agreement, except as otherwise provided in this Agreement. The Special Conditions set forth in this Article 6 are for Buyer's sole benefit, and Buyer may, in its sole and absolute discretion, waive (conditionally or absolutely) the fulfillment of any one or more of the conditions, or any part thereof.



     7. Representations and Warranties.
        ------------------------------

        7.1 Representations and Warranties of Seller. Seller makes the following
            ----------------------------------------
representations and warranties to Buyer, which representations and warranties shall be true and correct in all material respects as of the date hereof and as of the Closing:

        7.1.1 Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

        7.1.2 The execution, delivery and performance of this Agreement and all other documents, instruments and agreements now or hereafter to be executed and delivered by Seller pursuant to this Agreement are within the power of Seller and have been duly authorized by all necessary or proper corporate action.

        7.1.3 Seller is not a "foreign person" as defined in Section 1445(f) (3) of the Internal Revenue Code of 1986, as amended.

        7.1.4 As of the date hereof there is no pending suit or action against Seller which, if adversely decided, would prevent the consummation of the transaction contemplated by this Agreement. Without limiting the generality of the foregoing, to the best of Seller's knowledge, as of the date hereof there are no actual or threatened suits, actions or proceedings with respect to all or part of the building or the Property (a) for condemnation or (b) alleging any material violation of any applicable law, regulation, ordinance or code (collectively, "Laws and Regulations").

        7.1.5 Seller has not received any written notice (which remains uncured) from any governmental authority stating that any of the improvements or the Property violates any Laws and Regulations in any material respect.

        7.1.6 As of the date hereof and as of the Closing, the improvements located on the Property are, to the best of Seller's knowledge, in good working condition, and there are no outstanding repairs or work orders which remain to be done.

        7.1.7 As of the date hereof, there are no lease agreements affecting the Real Property or any portion thereof.

        7.1.8 With respect to the Service Contracts (as hereinafter defined):

          (a) As of the date hereof, there are no equipment leases or service, maintenance or other similar contracts or agreements affecting the Property or any portion thereof (collectively, the "Service Contracts"); and

          (b) As of the Closing Date, Seller shall have terminated all of the Service Contracts, shall have paid for all the work performed under the Service Contracts and will not be indebted for labor or materials that might result in the filing of a mechanic's line against the Sign or the Property.

        7.2 Limitations of Seller's Representations. The representations and
            ---------------------------------------
warranties of Seller contained in Section 7.1 are made as of the date hereof and shall be true and correct as of the Closing. The representations and warranties set forth in Subsections 7.1.1, 7.1.2, 7.1.3 and 7.1.4 shall survive the Closing. The representations and warranties set forth in Subsections 7.1.5,
7.1.7 and 7.1.8 shall survive the Closing to the date (the "Representation Termination Date") occurring six (6) months after the date of the Closing, at which time such representations and warranties shall terminate and be of no further force or effect. All other representations and warranties made by Seller in this Agreement, unless expressly provided otherwise, shall not survive the Closing.

        7.3 Representations and Warranties of Buyer. Buyer makes the following
            ---------------------------------------
representations and warranties to Seller, which representations and warranties shall be true and correct in all material respects on the date hereof and as of the Closing:

        7.3.1 Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York.

        7.3.2 The execution, delivery and performance of this Agreement and all other documents, instruments and agreements now or hereafter to be executed and delivered by Buyer pursuant to this Agreement are within the corporate power of Buyer and have been duly authorized by all necessary or proper action.

The representations and warranties of Buyer contained in this Section 7.3 shall survive the Closing.

     8. ConditionS to Closing.
        ---------------------

        8.1 Conditions to Obligations of Buyer. The obligations of Buyer to
            ----------------------------------
execute and deliver the applicable Buyer's Closing Documents, to pay the Purchase Price and to perform

Buyer's other obligations at the Closing under this Agreement are and shall be subject to the satisfaction of each of the following conditions at or prior to the Closing:

        8.1.1 Seller shall have capped off or otherwise terminated all fiber optic internet connections or other cabling connections to Seller's business equipment in the Building and shall have removed all trade fixtures, equipment, racks, servers, switches, routers, shelving installations, inventory, furniture, furnishings and all other personal property in the Building and shall deliver the Property to Buyer at Closing in "broom clean" condition. Seller shall have the right, on or prior to Closing, to remove any server room air conditioners and other equipment utilized in Seller's business operations which may be incorporated into the improvements to the Building and deemed a fixture; provided Seller repairs any damage caused by such removal and delivers the Property in "broom clean" condition. Any server room air conditioners and other equipment incorporated as an improvement to the Building which is not removed on or prior to Closing shall be deemed abandoned by Seller and may be sold, disposed or demolished by Buyer, in Buyer's sole discretion.

        8.1.2 Seller shall have simultaneously executed (where applicable) and delivered the Seller's Closing Documents to be executed and delivered by Seller and delivered to Buyer all other documents and items required of Seller under this Agreement.

        8.1.3 The Title Company shall have delivered to Buyer, upon Buyer's payment of the premium therefor at its sole cost and expense, a written commitment to issue a Title Policy insuring Buyer's fee simple interest in the Property in the amount of the Purchase Price, subject to no title exception, other than the Permitted Exceptions.

        8.1.4 All of the representations and warranties of Seller contained in this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date with the same effect as if made on and as of such date.

        8.1.5 Seller shall have performed, observed, and complied with all covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with on Seller's part prior to or as of the Closing Date.

        8.1.6 All of the Special Conditions have been satisfied or waived in writing by Buyer.

     8.2 Conditions to Obligations of Seller. The obligations of Seller to
         -----------------------------------
execute and deliver the applicable Seller's Closing Documents, and to perform Seller's other obligations at the Closing under this Agreement are and shall be subject to the satisfaction of each of the following conditions:

        8.2.1 Buyer shall have simultaneously executed (where applicable) and delivered the Buyer's Closing Documents to be executed and delivered by Buyer and delivered to Seller all other documents and items required of Buyer under this Agreement.

        8.2.2 Buyer shall pay the Purchase Price and all other amounts as required hereunder. The Purchaser agrees, on reasonable prior notice prior to Closing, to provide for certified or bank checks out of the proceeds of sale, in the sums provided by Seller, to be delivered at Closing.

        8.2.3 Buyer shall have performed, observed, and complied with all covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with on Buyer's part prior to or as of the Closing Date.

     9. Closing.
        -------

        9.1 Time and Place. The closing contemplated by this Agreement (the
            --------------
"Closing") shall take place on or before the date which shall be sixty (60) days (the "Closing Date") after the expiration of the Due Diligence Period, as same may be extended, at the offices of the Buyer's attorneys or at the offices of Buyer's purchase money lender ("Lender") or at such other place as the parties shall mutually agree. Notwithstanding the foregoing, Buyer may elect to accelerate the Closing Date once the conditions precedent in Articles 3, 5 and 6 have been satisfied or waived by Buyer, provided Seller shall have not less than 60 days in which to vacate the Building and remove its property therefrom.

        9.2 Seller's Closing Documentation and Requirements. At the Closing,
            -----------------------------------------------
Seller shall deliver the following documents ("Seller's Closing Documents") to
Buyer:

        9.2.1 a bargain and sale deed with covenants (the "Deed"), duly executed and acknowledged and in recordable form, conveying to Buyer fee simple title to the Property, subject only to the Permitted Exceptions;

        9.2.2 (Intentionally Deleted);

        9.2.3 an assignment, duly executed and acknowledged, of any other property included in the purchase and sale of the Property pursuant to the terms of Article 2 hereof;

        9.2.4 an affidavit stating, under penalty of perjury, Seller's United States taxpayer identification number and that Seller is not a "foreign person" as defined in Section 1445(f) (3) of the Internal Revenue Code of 1986, as amended, and otherwise in the form prescribed by the Revenue Service;

        9.2.5 executed originals of the Service Contracts, to the extent within Seller's possession or subject to Seller's control;

        9.2.6 a certificate, dated as of the Closing, of the Secretary or an Assistant Secretary of Seller with respect to (i) the resolutions adopted by the Board of Directors of the Seller approving this Agreement and the transaction contemplated hereby and (ii) the incumbency and specimen signature of each officer of the Seller executing this Agreement and the documents set forth in this Section 8.2;

        9.2.7 a certified good standing of Seller issued by the Secretary of State of its State of origination within seven (7) business days of the Closing.

        9.2.8 such other documents and instruments as Buyer may reasonably request in order to consummate the transaction contemplated hereby.

        9.3 Buyer's Closing Documentation and Requirements. At the Closing, Buyer shall pay the balance of the Purchase Price in accordance with the provisions of this Agreement and shall deliver the following documents (the "Buyer's Closing Documents") to Seller:

        9.3.1 a certificate, dated as of the Closing, of the Managing Member or Manager, as applicable, of Buyer with respect to (i) the resolutions adopted by the members of Buyer approving this Agreement and the transaction contemplated hereby and (ii) the incumbency and specimen signature of each officer of Buyer executing this Agreement and the documents set forth in this Section 8.3; and

        9.3.2 such other documents and instruments as Seller may reasonably request in order to consummate the transaction contemplated hereby.

     10. PRORATIONS/HOLDBACK.
         -------------------

        10.1 Prorations. The following shall be prorated between the parties as
             ----------
of 11:59 p.m. of the day preceding the date of the Closing; real estate taxes and personal property taxes (if any) for the current fiscal year and such other items of income and expense, if any, as are customarily prorated in transactions of this nature.

        10.2 Real Estate Taxes. If, on the date of the Closing, the real estate
             -----------------
tax rate and/or the assessed valuation is not fixed for the then current fiscal year, real estate taxes shall be apportioned upon the basis of the tax rate and/or the assessed valuation for the next preceding fiscal year, but such taxes shall be readjusted at the request of Seller or Buyer as soon as the applicable rate and assessed valuation are fixed. The provisions of this Section shall survive the Closing.

        10.3 Utilities. Seller shall endeavor to have all meters read and final
             ---------
bills rendered for all utilities servicing the Property, including, without limitation, water, sewer, gas and electricity, for the period to and including the day preceding the Closing, and Seller shall pay such bills. The provisions of this Section shall survive the Closing.

        10.4 Holdback. If Buyer has delivered the Vacate Notice and Seller fails
             --------
to vacate the Building and remove all property as required pursuant to Subsection 8.1.1 hereof within 60 days thereafter, TIME BEING OF THE ESSENCE, or if Buyer has not delivered the Vacate Notice, and Seller fails to vacate the Property and remove all property within 60 days after the expiration of the Due Diligence Period, TIME BEING OF THE ESSENCE, and the Closing shall occur, provided that an amount equal to $250,000 (the "Holdback Payment") shall be held by the Escrow Agent from the proceeds otherwise payable at Closing, pending written direction by both parties to the Escrow Agent that Seller fulfilled its obligations pursuant to Subsection 8.1.1. Buyer and Seller shall schedule a walk-through of the Property approximately 10 days prior to the Closing Date and both parties shall prepare and execute a schedule of items to be removed and/or work to be performed prior to the Closing.

        10.5 Errors. If any errors or omissions are made at the Closing
             ------
regarding adjustments or prorations, the parties shall make the appropriate corrections promptly after the discovery thereof. The provisions of this Section shall survive the Closing.

     11. Expenses.
         --------

        11.1 Expenses of Buyer. Buyer shall pay (a) the premium for the Title
             -----------------
Policy and the cost of all endorsements and any extended coverage obtained by Buyer thereunder; and (b) all recording fees on any document recorded pursuant to this Agreement, and (c) all of its due diligence costs and fees.

        11.2 Expenses of Seller. Seller shall pay all applicable transfer taxes
             ------------------
with respect to the transactions contemplated hereby.

        11.3 Attorney's Fees. Each party shall pay its own attorney's fees and
             ---------------
all of its other expenses, except as otherwise expressly set forth herein.


     12. Risk of Loss; Casualty and Eminent Domain.
         -----------------------------------------

        12.1 Casualty. If, prior to the Closing, the Building or the Property is
             --------
damaged by fire, vandalism, acts of God or other casualty or cause, Seller shall promptly give Buyer notice of any such damage (the "Damage Notice"), together with Seller's estimate of the cost and period of repair and restoration. In any such event: (a) in the case of damage to the Building or the Property of less than $100,000 and from a risk covered by insurance maintained with respect to the Building or the Property, Buyer shall take the Building or the Property at the Closing as it is together with any applicable insurance proceeds or the right to receive the same without reduction in the Purchase Price (provided that Seller shall perform any repairs to the Building to the extent required under applicable law); or (b) in the case of either (i) damage to the Building or the Property of $100,000 or more or (ii) damage to the Building or the Property from a risk not covered by insurance, Buyer shall have the option of (x) taking the Property at the Closing in accordance with item (a) above or (y) terminating this Agreement. If, pursuant to the preceding sentence, Buyer is either obligated or elects to take the Property as it is together with any applicable insurance proceeds or the right to receive the same, Seller agrees to cooperate with Buyer in any loss adjustment negotiations, legal actions and agreements with the insurance company, and to assign to Buyer at the Closing its rights to any such insurance proceeds with respect to such claim, less all reasonable out-of-pocket documented expenses incurred by Seller in connection with the settlement of insurance claims. Seller will not settle any insurance claims or legal actions relating thereto without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

        12.2 Eminent Domain. If, prior to the Closing, all or substantially all
             --------------
of the Building or the Property is taken by eminent domain, this Agreement shall be terminated without further act or instrument. If a material part of the Building or the Property is so taken, Buyer shall have the option, by written notice given to Seller within fifteen (15) days after receiving notice of such taking, to terminate this Agreement. If Buyer does not elect to terminate this Agreement, it shall remain in full force and effect and Seller shall assign, transfer and set over to

Buyer at the Closing all of Seller's right, title and interest in and to any awards that may be made for such taking. Notwithstanding anything to the contrary contained herein, if less than a material part of the Property is so taken, Buyer shall proceed with the Closing and take the Property as affected by such taking, together with all awards or the right to receive same. For the purposes of this Section, a part of the Property shall be deemed "material" if it (i) includes any of the Building or (ii) otherwise (on a permanent basis) limits or restricts ingress and egress to and from the Property.

        12.3 Termination. If this Agreement is terminated pursuant to this
             -----------
Section, the Down Payment shall be promptly returned to Buyer and the parties hereto shall be released from all further obligations and liabilities hereunder, except with respect to the covenants and indemnities which expressly survive termination.

        12.4 The provisions of this Article 12 are express provisions to the contrary of the Uniform Vendor and Purchaser Risk Act (Section 5-1311 of the New York General Obligations Law).

     13. Broker's Commissions.
         --------------------

     Buyer and Seller represent and warrant to each other that neither they nor their affiliates have dealt with any broker or finder in connection with the transaction contemplated by this Agreement. Buyer and Seller each agrees to indemnify, defend and hold the other harmless from and against all loss, expense (including reasonable attorneys, fees and court costs), damage and liability resulting from the claims of any broker or finder (including anyone claiming to be a broker or finder) on account of any services claimed to have been rendered to the indemnifying party in connection with the transaction contemplated by this Agreement. The provisions of this Section shall survive the Closing or the earlier termination of this Agreement.

     14.  Management of the Property.
          --------------------------

     14.1 Between the date of this Agreement and the date of the Closing: (i) Seller shall cause the Property to be operated, maintained and managed in a manner consistent with the present management of the Property and in substantially the same manner as the same has been operated by Seller prior to the execution and delivery of this Agreement; and (ii) Seller shall not enter into any contract or agreement that would remain binding on the owner of the Property after the Closing without the prior written consent of Buyer, which consent shall be determined in Buyer's sole discretion.

     15.  Defaults.
          --------

        15.1 By Buyer. If, prior to the Closing, Buyer is in default with
             --------
respect to, or breaches or fails to perform one or more of the representations, covenants, warranties or other terms of this Agreement, and such default, breach or failure is not cured or remedied within ten (10) business days after receipt of written notice thereof given by Seller to Buyer, Seller may terminate this Agreement and, as its sole remedy, receive the Down Payment from the Escrow Agent, as liquidated damages, in which event this Agreement shall be deemed null and void and the parties shall be released from all further obligations and liabilities under this Agreement, except with respect to the covenants and indemnities which expressly survive Closing or other termination. It is recognized by Seller and Buyer that the damages Seller will sustain by reason of Buyer's default, breach or failure will be substantial, but difficult, if not impossible, to ascertain. The Down Payment has been determined by the parties as a reasonable sum for damages.

        15.2 By Seller. If, prior to the Closing, Seller is in default with
             ---------
respect to, or breaches, or fails to perform one or more of the representations, covenants, warranties or other terms of this Agreement, and such default, breach or failure is not cured or remedied within ten (10) business days after receipt of written notice thereof given by Buyer to Seller, Buyer may either (a) terminate this Agreement, in which event the Down payment and all interest earned thereon shall be returned by the Escrow Agent to Buyer and the parties shall be released from all further obligations and liabilities under this Agreement, except with respect to the covenants and indemnities which expressly survive termination, or (b) sue for specific performance. The remedies set forth above shall be Buyer's sole remedies arising from a default, breach or failure to perform by Seller prior to the Closing.

     16. Notices.
         -------

     Any notice, demand, consent, authorization or other communication (collectively, a "Notice") which either party is required or may desire to give to or make upon the other party pursuant to this Agreement shall be effective and valid only if in writing, signed by the party giving such Notice, and delivered to the other party by express courier or delivery service or by registered or certified mail of the United States Postal Service, return receipt requested, and addressed to the other party as follows (or to such other address or person as either party or person entitled to notice may by Notice to the other specify) or sent by facsimile transmission to the fax number shown below (provided reasonable evidence of delivery is obtainable):

              To Seller:                  Paul H. Riss, President
                                          eLEC Communications Corp.
                                          543 Main Street
                                          New Rochelle, NY 10801
                                          Telephone: (914) 632-8005
                                          Facsimile: (914) 633-6599

                                          With a copy to:
                                          Alexander Minella, Esq.
                                          2815 Middletown Road
                                          Bronx, New York 10461

                                          Telephone: (718) 824-7600
                                          Facsimile:   (718) 792-7478

              To Buyer:                   Bluegill Realty, LLC
                                          250 West 30th Street
                                          New York, NY 10001
                                          Attention: Geoffrey J. Weir, Principal

                                          Telephone: (646) 435-8100
                                          Facsimile: (646) 435-8101

                                          With a copy to:

                                          Anderson & Rottenberg, P.C.
                                          369 Lexington Avenue
                                          New York, NY  10017
                                          Attention: Charles S. Rich, Esq.
                                          Telephone: (212) 661-3080
                                          Facsimile:  (212) 867-1914

     Unless otherwise specified, notices shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after the same is deposited with the United States Postal Service.

     17. Assignment.
         ----------

     This Agreement and all rights of Buyer arising hereunder shall not be assigned, sold, pledged or otherwise transferred by Buyer in whole or in part, without the prior written consent of Seller, except to an entity affiliated with the Buyer named herein.

     18.  ESCROW.
          ------

        18.1 Seller and Buyer hereby designate the Escrow Agent to receive and hold subject to the provisions of this Section 18, the Down Payment delivered herewith by Buyer in accordance with Section 1.2 hereof and the Escrow Agent hereby acknowledges receipt of the Down Payment and agrees to act as such escrow agent in accordance with and subject to the provisions of this Section 18.

        18.2 The Down Payment shall be held by the Escrow Agent in an interest bearing account selected by the Escrow Agent. All interest accruing on the Down Payment shall be paid to the party entitled to the Down Payment as and when the Down Payment is paid in accordance with the terms of this Agreement.

        18.3 The Escrow Agent shall deliver the Down Payment to Seller or to Buyer, as the case may be, in accordance with the following conditions:

               (i) At the Closing, upon consummation of the transaction contemplated herein, the Escrow Agent shall pay the Down Payment to Seller or as otherwise directed by Seller, and the Down Payment shall be credited against the Purchase Price.

               (ii) If the Escrow Agent shall receive a written demand from Seller for the Down Payment, stating that Buyer has defaulted in the performance of its obligations hereunder and stating the facts and circumstances constituting such default; the Escrow Agent shall pay the Down Payment to Seller, provided, however, that the Escrow Agent shall not honor such demand until ten (10) business days after the Escrow Agent has mailed a copy of such demand to the Buyer, nor thereafter if the Escrow Agent shall have received a written notice of objection from Buyer in accordance with the provisions of Section16.4 below.

               (iii) If the Escrow Agent shall receive a written demand from Buyer for the Down Payment stating that this Agreement has been terminated in accordance with the provisions hereof and that Buyer is entitled to a return of the Down Payment, or that Seller has defaulted in the performance of its obligations hereunder, and stating the facts and circumstances constituting such default; the Escrow Agent shall pay the Down Payment to Buyer, provided, however, that the Escrow Agent shall not honor such demand until ten (10) business days after the Escrow Agent has mailed a copy of such demand to Seller, nor thereafter if the Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of Section
          18.4 below.

        18.4 Upon receipt of written demand (the "Demand Notice") for the Down Payment from Buyer or Seller (the "Claiming Party") pursuant to [Section 18.3(ii) or (iii)] above, the Escrow Agent shall promptly give notice to the other party (the "Recipient Party"). The Recipient Party shall have the right to object to the release of the Down Payment by the Escrow Agent by written notice to the Escrow Agent of such objection (the "Notice of Objection") at any time prior to the expiration of ten (10) business days after the Escrow Agent has mailed a copy of the Demand Notice to the Recipient Party. For purposes of this
Section 18 any Notice of Objection sent to the Escrow Agent by any Recipient Party shall be deemed received by the Escrow Agent on the date actually received by the Escrow Agent. Notwithstanding the foregoing, as an accommodation, the Escrow Agent may provide the Recipient Party with an advance copy of the Demand Notice by personal delivery and/or telecopier, but such advance notice shall not affect the notice period provided for herein. Any Notice of Objection shall set forth the basis for objections to the release of the Down Payment by the Escrow Agent. Upon receipt of such Notice of Objection, the Escrow Agent shall promptly mail a copy thereof to the Claiming Party.

        18.5 The description and veracity of the facts and circumstances of any alleged default as set forth in any Demand Notice, and the statement of the basis of any objection raised in any Notice of Objections, shall not be considered by the Escrow Agent in the performance of its duties hereunder, but are only for the information of the other party.

        18.6 In the event the Escrow Agent shall have received the Notice of Objection provided for in Section 18.4 above within the time period therein prescribed, the Escrow Agent shall continue to hold the Down Payment until (i) the Escrow Agent receives written notice signed by both Seller and Buyer directing the delivery of the Down Payment, in which case the Escrow Agent shall then deliver the Down Payment in accordance with such direction, or (ii) in the event of litigation between Seller and Buyer, the Escrow Agent deposits the Down Payment with the Clerk of the Court in which such litigation is pending, or
(iii) the Escrow Agent takes affirmative steps as the Escrow Agent may, at the Escrow Agent's option, elect in order to terminate the Escrow Agent's duties, including without limitation, depositing the Down Payment in court in an action for interpleader.

        18.7 The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be executed and presented by the proper party, and shall not be liable in connection with the performance of any duty imposed upon the Escrow Agent pursuant to the terms of this Agreement, except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent shall have no duties or responsibilities other than as expressly set forth herein.

        18.8 Upon delivery of the Down Payment to either Buyer, Seller or a court of competent jurisdiction under and pursuant to the provisions of this Paragraph 18, the Escrow Agent shall be relieved of all further liability, responsibility or obligation with respect to or arising out of the Down Payment and any and all of its obligations arising thereafter.

        18.9 Seller and Buyer hereby jointly and severally agree to indemnify the Escrow Agent for, and hold the Escrow Agent harmless against, any loss, liability or expense incurred without willful misconduct or gross negligence on the part of the Escrow Agent, arising out of or in connection with its acceptance of, or the performance of, its duties and obligations under this
Section 18 (including, but not limited to, attorneys' costs, fees, disbursements and court costs), as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

        18.10 The Escrow Agent is the counsel to Buyer, and both parties agree that the Escrow Agent may represent Buyer in any litigation arising under or by virtue of this Agreement.

        18.11 The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing to Buyer and Seller of such resignation specifying a date when such resignation shall take effect, provided that upon such resignation the Escrow Agent shall either turn over the Down Payment to a successor agreed to by Seller and Buyer, or in the alternative shall file an interpleader action and/or deposit the Down Payment with a court as set forth in Section 18.6 above.

        18.12 Notwithstanding anything contained herein to the contrary, the Escrow Agent shall not be required to deposit the Down Payment into an interest bearing account or to disburse the Down Payment to either party until the Escrow Agent has received an Internal Revenue Service Form W- 9 from Buyer and Seller.

        18.13 The provisions of this Section 18 shall survive the Closing.

     19. General Provisions.
         ------------------

        19.1 Successors and Assigns. This Agreement shall bind and inure to the
             ----------------------
benefit of the respective successors and permitted assigns of the parties hereto.

        19.2 Gender and Number. Whenever the context so requires, the singular
             -----------------
number shall include the plural and the plural the singular, and the use of any gender shall include all genders.

        19.3 Entire Agreement. This Agreement contains the complete and entire
             ----------------
agreement between the parties respecting the transaction contemplated herein and supersedes all prior negotiations, agreements, representations and understandings, if any, between the parties respecting such matters.

        19.4 Counterparts. This Agreement may be executed in any number of
             ------------
original counterparts, all of which evidence only one agreement and only one of which need be produced for any purpose.

        19.5 Modifications. This Agreement may not be modified, discharged or
             -------------
changed in any respect whatsoever, except by a further agreement in writing duly executed by Buyer and Seller. However, any consent, waiver, approval or authorization shall be effective if signed by the party granting or making such consent, waiver, approval or authorization.

        19.6 Exhibits. All exhibits referred to in this Agreement are
             --------
incorporated herein by reference and shall be deemed part of this Agreement for all purposes as if set forth at length herein.

        19.7 Governing Law. This Agreement shall be construed and enforced in
             -------------
accordance with the laws of the State of New York.

        19.8 Recordation. Upon the execution of this Agreement, Buyer shall have
             -----------
the right to record this Agreement or a memorandum of this Agreement and Seller agrees to execute such documents or instruments requested by Buyer in connection with such recordation. In the event this Agreement is terminated in accordance with the provisions herein prior to Closing, Buyer agrees to execute a written termination notice, in recordable form, prepared by Seller.

        19.9 Captions. The captions of this Agreement are for convenience and
             --------
reference only and in no way define, describe, extend or limit the scope, meaning or intent of this Agreement.

        19.10 Severability. The invalidation or unenforceability in any
              ------------
particular circumstance of any of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

        19.11 No Joint Venture. This Agreement shall not be construed as in any
              ----------------
way establishing a partnership, joint venture, express or implied agency, or employer-employee relationship between Buyer and Seller.

        19.12 No Third Party Beneficiaries. This Agreement is for the sole
              ----------------------------
benefit of the parties hereto, their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

        19.13 Survival. Except as otherwise expressly set forth herein, the
              --------
covenants, warranties, representations and indemnities of Seller and Buyer contained in this Agreement shall not survive the Closing.

        19.14 Execution. The submission of this Agreement for examination does
              ---------
not constitute an offer by or to either party. This Agreement shall be effective and binding only after due execution and delivery by the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the date first above written.



                                             SELLER:

                                             eLEC COMMMUNICATIONS CORp.


                                             By:    /s/ Paul H. Riss
                                                --------------------------------
                                                 Name:  Paul H. Riss
                                                 Title:  Chief Executive Officer

                                             BUYER:

                                             BLUEGILL REALTY, LLC


                                             By:    /s/   Geoffrey J. Weir
                                                --------------------------------
                                                 Name: Geoffrey J. Weir
                                                 Title:  Principal



ESCROW PROVISIONS AGREED TO:

ANDERSON & ROTTENBERG, P.C.

By:      /s/  Charles S. Rich
   --------------------------
     Name:  Charles S. Rich
     Title: Partner

                                    Exhibit A
                                    ---------

                     Legal Description of the Real Property

                                    Exhibit B
                                    ---------

                              Intentionally Deleted
                              ---------------------

                                    Exhibit C
                                    ---------

                              Permitted Exceptions
                              --------------------

          (i) General real estate taxes and/or assessments and water and sewer charges, if any, not yet due and payable.

          (ii) All covenants, restrictions, easements, reservations, liens, encumbrances and agreements which may affect the Building or the Property other than those objected to by Buyer in the Defect Notice.